UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2006

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously reported by Arthur J. Gallagher & Co. (Gallagher), tax credits and tax credit-related revenues associated with Gallagher’s IRC Section 29-related Syn/Coal investments will phase-out if the calendar year 2006 average of the commonly reported crude oil price (NYMEX Price) per barrel reaches certain levels.

1)	Gallagher estimates that the NYMEX Price would need to average approximately $62.00 per barrel for calendar 2006 for any phase-out to begin and average approximately $78.00 per barrel for calendar 2006 for a complete phase-out. There was no phase-out in 2005 or prior years.

2)	The average daily NYMEX Price for 2006 through June 12, 2006 was $66.54. The ending NYMEX Price at June 12, 2006 was $70.36.

3)	It is not possible for Gallagher to predict what oil prices will average for all of calendar year 2006. At this time, Gallagher estimates an average 2006 calendar year NYMEX Price of $69.00. This average would produce an IRC Section 29 phase-out of approximately 44% and was determined by using actual daily closing prices from January 1, 2006 to June 12, 2006 and with the assumption that oil prices would average approximately $71.00 per barrel for the remainder of 2006.

4)	Through June 12, 2006, Gallagher has continued to operate its three IRC Section 29-related Syn/Coal facilities that have historically generated installment sale gains, but relatively few tax credits for Gallagher.

5)	Through June 12, 2006, Gallagher did not operate its two IRC Section 29-related Syn/Coal facilities that have historically generated pretax losses yet produce substantially all of Gallagher’s IRC Section 29-related Syn/Coal tax credits. As a result, Gallagher’s effective tax rate increased from 23% in first quarter 2005 to 41% in first quarter 2006. Effective June 12, 2006, Gallagher restarted production at these two facilities.

6)	To partially mitigate the financial risk of a phase-out, which reduces the value of the tax credits earned and reduces the installment sale gains from Gallagher’s IRC Section 29-Syn/Coal investments, Gallagher has entered into an arrangement with an unaffiliated third party which constitutes a call spread on oil futures to create a financial hedge that is designed to generate gains to Gallagher in the event of certain levels of increased oil prices. This hedge is not intended to be a “perfect hedge” but is intended to mitigate a substantial portion of the negative impact to Gallagher of increased oil prices. The hedging gains are designed to offset a portion of the expenses associated with operating Gallagher’s IRC Section 29-Syn/Coal facilities in the event of a phase-out of Section 29 tax credits, which phase-outs are based on oil prices averaging certain levels for calendar year 2006. Gallagher made an up-front payment of $8.5 million on June 8, 2006 to enter into this financial hedge, which will be marked to market value each quarter as part of the Financial Services Segment operating results, through December 31, 2006, the date the contract expires. Gallagher has not determined whether it will enter into similar hedging arrangements for 2007.

7)	At March 31, 2006, the remaining carrying value of the five facilities and other related assets was approximately $17.0 million in the aggregate. Gallagher has historically depreciated/amortized these assets at approximately $2.5 million per quarter and expects to continue to do so. If Gallagher chooses to either permanently shut down the facilities or again enter into a significantly prolonged idle period, all or part of this remaining carrying value could become impaired and require a non-cash charge against earnings in the period that such a determination is made.

8)	When reporting its second quarter 2006 and later results, Gallagher will no longer allocate its Section 29 tax credits among its three Segments. All tax credits generated by Gallagher, including the Syn/Coal facilities, will be allocated to the Financial Services Segment. Historical results will be reclassified to conform to this expected presentation.

9)	As a result of the actions taken above, Gallagher provides the following guidance.

a)	Gallagher anticipates reporting an effective tax rate of approximately 39% to 41% in both its Brokerage Segment and its Risk Management Segment for the foreseeable future, regardless of historical or future oil prices.

b)	Gallagher anticipates reporting the following results for its Financial Services Segment for full year 2006, assuming three possible average oil prices:

Average Annual 2006 NYMEX Oil Price	Estimated Range of Operating Results for the Financial Services Segment
	Pretax Loss	Earnings (Loss) per Diluted Share

$66.00	$38.0 to $42.0 million	$0.13 to $0.17

$69.00	$43.0 to $47.0 million	$0.00 to $0.03

$72.00	$42.0 to $46.0 million	$(0.11) to $(0.07)

10)	Marked to market accounting related to the call spread requires management to periodically obtain estimates of the current market value of the call spread, which estimates are based on the market’s perception of what the average 2006 calendar year NYMEX Price will be at December 31, 2006. The changes in market value could cause volatility in the quarterly operating results of the Financial Services Segment. In addition, the potential variability in the operating results of the Syn/Coal facilities and other Financial Services Segment’s investments could also cause volatility in the quarterly operating results of the Financial Services Segment. As a result, even though full year information is provided above, Gallagher is unable to provide quarterly earnings guidance for its Financial Services Segment.

11)	The information provided above is highly dependent on future events and actual results may differ materially. Significant uncertainty with respect to future events includes, among others, the availability of coal stocks and corresponding coal prices, weather, plant operating capacities, the actual levels of Syn/Coal facility production and whether Gallagher’s hedging strategy performs as expected and is held for its duration. Gallagher cannot at this time predict whether or to what extent it will ultimately be able to benefit from its IRC Section 29-related Syn/Coal facilities nor can Gallagher definitively estimate the revenues, income and/or tax credits that these facilities will provide. In addition, the information presented above may differ materially due to the potential variability in the operating results of the Financial Services Segment’s other investments.

This report contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (the Act) found at Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Additional written or oral forward-looking statements may be made by Gallagher from time-to-time in information provided to the Securities and Exchange Commission, press releases, its website, or otherwise. Statements contained in this report that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: June 14, 2006	/s/ Douglas K. Howell
Douglas K. Howell
Vice President and Chief Financial Officer
(principal financial officer and duly authorized officer)